EXHIBIT A
AMERICAN DEPOSITARY SHARES
(Each American Depositary
Share represents ten (10)
deposited Shares)
THE BANK OF NEW YORK
AMERICAN DEPOSITARY RECEIPT
FOR SERIES V SHARES, WITHOUT PAR
VALUE,
OF
WAL-MART DE MEXICO, S.A. DE C.V.
(INCORPORATED UNDER THE LAWS OF THE
UNITED MEXICAN STATES)
The Bank of New York, as depositary (hereinafter
called the Depositary), hereby certifies that    , or
registered assigns IS THE OWNER OF

OVERSTAMP:  EFFECTIVE MARCH 9, 2007
THE COMPANY CHANGED ITS NAME TO
WAL-MART DE MEXICO, S.A. B. DE C.V.

AMERICAN DEPOSITARY SHARES
representing deposited Series V shares (herein called
Shares) of WAL-MART DE MEXICO, S.A. DE
C.V., incorporated under the laws of the United
Mexican States (herein called the Company). At the date hereof, each American Depositary Share represents ten (10) Shares deposited or subject to deposit under the Deposit Agreement (as such term is hereinafter defined) at the principal Mexico City office of BBVA Bancomer S.A. (herein called the Custodian). The Depositarys Corporate Trust Office is located at a different address than its principal executive office. Its Corporate Trust Office is located at 101 Barclay Street, New York, N.Y.
10286, and its principal executive office is located at One Wall Street, New York, N.Y. 10286.
THE DEPOSITARYS CORPORATE TRUST
OFFICE ADDRESS IS
101 BARCLAY STREET, NEW YORK, N.Y. 10286

1.	THE DEPOSIT AGREEMENT.
       This American Depositary Receipt is one of
an issue (herein called Receipts), all issued and to be
issued upon the terms and conditions set forth in the
amended and restated deposit agreement, dated as of
February 7, 2006 (herein called the Deposit
Agreement), by and among the Company, the
Depositary, and all Owners and holders from time to
time of Receipts issued thereunder, each of whom by
accepting a Receipt agrees to become a party thereto
and become bound by all the terms and conditions
thereof.  The Deposit Agreement sets forth the rights
of Owners and holders of the Receipts and the rights
and duties of the Depositary in respect of the Shares
deposited thereunder and any and all other securities,
property and cash from time to time received in
respect of such Shares and held thereunder (such
Shares, securities, property, and cash are herein
called Deposited Securities).  Copies of the Deposit
Agreement are on file at the Depositarys Corporate
Trust Office in New York City and at the office of
the Custodian.
       The statements made on the face and
reverse of this Receipt are summaries of certain
provisions of the Deposit Agreement and are
qualified by and subject to the detailed provisions of
the Deposit Agreement, to which reference is hereby
made.  Capitalized terms defined in the Deposit
Agreement and not defined herein shall have the
meanings set forth in the Deposit Agreement.
2.	SURRENDER OF RECEIPTS AND
WITHDRAWAL OF SHARES.
       Upon surrender at the Corporate Trust
Office of the Depositary of this Receipt, and upon
payment of the fee of the Depositary provided in this
Receipt, and subject to the terms and conditions of
the Deposit Agreement, the Owner hereof is entitled
to delivery, to him or upon his order, of the
Deposited Securities at the time represented by the
American Depositary Shares for which this Receipt
is issued.  Delivery of such Deposited Securities may
be made by the delivery of (a) certificates in the
name of the Owner hereof or as ordered by him or
certificates properly endorsed or accompanied by
proper instruments of transfer and (b) any other
securities, property and cash to which such Owner is
then entitled in respect of this Receipt.  Such delivery
will be made at the option of the Owner hereof,
either at the office of the Custodian or at the
Corporate Trust Office of the Depositary, provided
that the forwarding of certificates for Shares or other
Deposited Securities for such delivery at the
Corporate Trust Office of the Depositary shall be at
the risk and expense of the Owner hereof.
3.	TRANSFERS, SPLIT-UPS, AND
COMBINATIONS OF RECEIPTS.
       The transfer of this Receipt is registrable on
the books of the Depositary at its Corporate Trust
Office by the Owner hereof in person or by a duly
authorized attorney, upon surrender of this Receipt
properly endorsed for transfer or accompanied by
proper instruments of transfer and funds sufficient to
pay any applicable transfer taxes and the expenses of
the Depositary and upon compliance with such
regulations, if any, as the Depositary may establish
for such purpose.  This Receipt may be split into
other such Receipts, or may be combined with other
such Receipts into one Receipt, evidencing the same
aggregate number of American Depositary Shares as
the Receipt or Receipts surrendered.  As a condition
precedent to the execution and delivery, registration
of transfer, split-up, combination, or surrender of any
Receipt or withdrawal of any Deposited Securities,
the Depositary, the Custodian, or Registrar may
require payment from the depositor of the Shares or
the presentor of the Receipt of a sum sufficient to
reimburse it for any tax or other governmental charge
and any stock transfer or registration fee with respect
thereto (including any such tax or charge and fee
with respect to Shares being deposited or withdrawn)
and payment of any applicable fees as provided in
this Receipt, may require the production of proof
satisfactory to it as to the identity and genuineness of
any signature and may also require compliance with
any regulations the Depositary may establish
consistent with the provisions of the Deposit
Agreement or this Receipt, including, without
limitation, this Article 3.
       The delivery of Receipts against deposit of
Shares generally or against deposit of particular
Shares may be suspended, or the transfer of Receipts
in particular instances may be refused, or the
registration of transfer of outstanding Receipts
generally may be suspended, during any period when
the transfer books of the Depositary are closed, or if
any such action is deemed necessary or advisable by
the Depositary or the Company at any time or from
time to time because of any requirement of law or of
any government or governmental body or
commission, or under any provision of the Deposit
Agreement or this Receipt, or for any other reason,
subject to the provisions of the following sentence.
Notwithstanding anything to the contrary in the
Deposit Agreement or this Receipt, the surrender of
outstanding Receipts and withdrawal of Deposited
Securities may not be suspended subject only to (i)
temporary delays caused by closing the transfer
books of the Depositary or the Company or the
deposit of Shares in connection with voting at a
shareholders meeting, or the payment of dividends,
(ii) the payment of fees, taxes and similar charges,
and (iii) compliance with any U.S. or foreign laws or
governmental regulations relating to the Receipts or
to the withdrawal of the Deposited Securities.
Without limitation of the foregoing, the Depositary
shall not knowingly accept for deposit under the
Deposit Agreement any Shares required to be
registered under the provisions of the Securities Act
of 1933, unless a registration statement is in effect as
to such Shares.
4.	LIABILITY OF OWNER FOR TAXES.
       If any tax or other governmental charge
shall become payable with respect to any Receipt or
any Deposited Securities represented hereby, such
tax or other governmental charge shall be payable by
the Owner hereof to the Depositary.  The Depositary
may refuse to effect any transfer of this Receipt or
any withdrawal of Deposited Securities represented
by American Depositary Shares evidenced by such
Receipt until such payment is made, and may
withhold any dividends or other distributions, or may
sell for the account of the Owner hereof any part or
all of the Deposited Securities represented by the
American Depositary Shares evidenced by this
Receipt, and may apply such dividends or other
distributions or the proceeds of any such sale in
payment of such tax or other governmental charge
and the Owner hereof shall remain liable for any
deficiency.
5.	WARRANTIES ON DEPOSIT OF
SHARES.
       Every person depositing Shares under the
Deposit Agreement shall be deemed thereby to
represent and warrant that such Shares and each
certificate therefor, if applicable, are validly issued,
fully paid, non-assessable, and free of any
preemptive rights of the holders of outstanding
Shares and that the person making such deposit is
duly authorized so to do.  Every such person shall
also be deemed to represent that the deposit of such
Shares and the sale of Receipts evidencing American
Depositary Shares representing such Shares by that
person are not restricted under the Securities Act of
1933.  Such representations and warranties shall
survive the deposit of Shares and issuance of
Receipts.
6.	FILING PROOFS, CERTIFICATES, AND
OTHER INFORMATION.
       Any person presenting Shares for deposit or
any Owner or holder of a Receipt may be required
from time to time to file with the Depositary or the
Custodian such proof of citizenship or residence,
exchange control approval, or such information
relating to the registration on the books of the
Company or the Foreign Registrar, if applicable, to
execute such certificates and to make such
representations and warranties, as the Depositary
may deem necessary or proper.  The Depositary may
withhold the delivery or registration of transfer of
any Receipt or the distribution of any dividend or
sale or distribution of rights or of the proceeds
thereof or the delivery of any Deposited Securities
until such proof or other information is filed or such
certificates are executed or such representations and
warranties made.  No Share shall be accepted for
deposit unless accompanied by evidence satisfactory
to the Depositary that any necessary approval has
been granted by any governmental body in Mexico
which is then performing the function of the
regulation of currency exchange.
7.	CHARGES OF DEPOSITARY.
       The Company agrees to pay the fees,
reasonable expenses and out-of-pocket charges of the
Depositary and those of any Registrar only in
accordance with agreements in writing entered into
between the Depositary and the Company from time
to time.  The Depositary shall present its statement
for such charges and expenses to the Company at
least once every three months.  The charges and
expenses of the Custodian are for the sole account of
the Depositary.
       The following charges shall be incurred by
any party depositing or withdrawing Shares or by any
party surrendering Receipts or to whom Receipts are
issued (including, without limitation, issuance
pursuant to a stock dividend or stock split declared
by the Company or an exchange of stock regarding
the Receipts or Deposited Securities or a distribution
of Receipts pursuant to Section 4.3 of the Deposit
Agreement), or by Owners, as applicable: (1) taxes
and other governmental charges, (2) such registration
fees as may from time to time be in effect for the
registration of transfers of Shares generally on the
Share register of the Company or Foreign Registrar
and applicable to transfers of Shares to or from the
name of the Depositary or its nominee or the
Custodian or its nominee on the making of deposits
or withdrawals under the terms of the Deposit
Agreement, (3) such cable, telex and facsimile
transmission expenses as are expressly provided in
the Deposit Agreement, (4) such expenses as are
incurred by the Depositary in the conversion of
foreign currency pursuant to Section 4.5 of the
Deposit Agreement, (5) a fee of $5.00 or less per 100
American Depositary Shares (or portion thereof) for
the execution and delivery of Receipts pursuant to
Section 2.3, 4.3 or 4.4 of the Deposit Agreement and
the surrender of Receipts pursuant to Section 2.5 or
6.2 of the Deposit Agreement, (6) a fee of $.02 or
less per American Depositary Share (or portion
thereof) for any cash distribution made pursuant to
Sections 4.1 through 4.4 of the Deposit Agreement,
(7) a fee for the distribution of securities pursuant to
Section 4.2 of the Deposit Agreement, such fee being
in an amount equal to the fee for the execution and
delivery of American Depositary Shares referred to
above which would have been charged as a result of
the deposit of such securities (for purposes of this
clause 7 treating all such securities as if they were
Shares), but which securities are instead distributed
by the Depositary to Owners, (8) in addition to any
fee charged under clause (6), a fee of $.02 or less per
American Depositary Share (or portion thereof) for
depositary services, which will accrue on the last day
of each calendar year and which will be payable as
provided in clause (9) below; and (9) any other
charge payable by the Depositary, any of the
Depositarys agents, including the Custodian, or the
agents of the Depositarys agents in connection with
the servicing of Shares or other Deposited Securities
(which charge shall be assessed against Owners as of
the date or dates set by the Depositary in accordance
with Section 4.6 of the Deposit Agreement and shall
be payable at the sole discretion of the Depositary by
billing such Owners for such charge or by deducting
such charge from one or more cash dividends or
other cash distributions).
       The Depositary, subject to Article 8 hereof,
may own and deal in any class of securities of the
Company and its affiliates and in Receipts.
8.	PRE-RELEASE OF RECEIPTS.
       Notwithstanding Section 2.3 of the Deposit
Agreement, the Depositary may execute and deliver
Receipts prior to the receipt of Shares pursuant to
Section 2.2 of the Deposit Agreement (a Pre-
Release).  The Depositary may, pursuant to Section
2.5 of the Deposit Agreement, deliver Shares upon the receipt and cancellation of Receipts which have been Pre-Released, whether or not such cancellation is prior to the termination of such Pre-Release or the Depositary knows that such Receipt has been Pre-
Released. The Depositary may receive Receipts in lieu of Shares in satisfaction of a Pre-Release. Each
Pre-Release will be (a) preceded or accompanied by a written representation from the person to whom Receipts or Shares are to be delivered that such person, or its customer, owns the Shares or Receipts to be remitted, as the case may be, (b) at all times fully collateralized with cash or such other collateral as the Depositary deems appropriate, (c) terminable by the Depositary on not more than five (5) business days notice, and (d) subject to such further indemnities and credit regulations as the Depositary deems appropriate. The number of American
Depositary Shares which are outstanding at any time as a result of Pre-Releases will not normally exceed thirty percent (30%) of the Shares deposited under the Deposit Agreement; provided, however, that the Depositary reserves the right to change or disregard such limit from time to time as it deems appropriate.
       The Depositary may retain for its own
account any compensation received by it in connection with the foregoing.


9.	TITLE TO RECEIPTS.
       It is a condition of this Receipt and every
successive Owner and holder of this Receipt by
accepting or holding the same consents and agrees,
that title to this Receipt when properly endorsed or
accompanied by proper instruments of transfer, is
transferable by delivery with the same effect as in the
case of a negotiable instrument under the laws of
New York; provided, however, that the Depositary,
notwithstanding any notice to the contrary, may treat
the person in whose name this Receipt is registered
on the books of the Depositary as the absolute Owner
hereof for the purpose of determining the person
entitled to distribution of dividends or other
distributions or to any notice provided for in the
Deposit Agreement or for all other purposes, and
neither the Depositary nor the Company shall have
any obligation or be subject to any liability under the
Deposit Agreement to any holder of a Receipt unless
such holder is the Owner thereof.
10.	VALIDITY OF RECEIPT.
       This Receipt shall not be entitled to any
benefits under the Deposit Agreement or be valid or
obligatory for any purpose, unless this Receipt shall
have been executed by the Depositary by the manual
signature of a duly authorized signatory of the
Depositary; provided, however that such signature
may be a facsimile if a Registrar for the Receipts
shall have been appointed and such Receipts are
countersigned by the manual signature of a duly
authorized officer of the Registrar.
11.	REPORTS; INSPECTION OF TRANSFER
BOOKS.
       The Company currently furnishes the
Securities and Exchange Commission (hereinafter
called the Commission) with certain public reports
and documents required by foreign law or otherwise
under Rule 12g3-2(b) under the Securities Exchange
Act of 1934.  Such reports and communications will
be available for inspection and copying at the public
reference facilities maintained by the Commission
located at 100 F Street, N.E., Washington, D.C.
20549.
       The Depositary will make available for
inspection by Owners of Receipts at its Corporate
Trust Office any reports and communications,
including any proxy soliciting material, received
from the Company which are both (a) received by the
Depositary as the holder of the Deposited Securities
and (b) made generally available to the holders of
such Deposited Securities by the Company.  The
Depositary will also, upon written request, send to
Owners of Receipts copies of such reports when
furnished by the Company pursuant to the Deposit
Agreement.  Any such reports and communications,
including any such proxy soliciting material,
furnished to the Depositary by the Company shall be
furnished in English to the extent such materials are
required to be translated into English pursuant to any
regulations of the Commission.
       The Depositary will keep books, at its
Corporate Trust Office, for the registration of
Receipts and transfers of Receipts which at all
reasonable times shall be open for inspection by the
Owners of Receipts provided that such inspection
shall not be for the purpose of communicating with
Owners of Receipts in the interest of a business or
object other than the business of the Company or a
matter related to the Deposit Agreement or the
Receipts.
12.	DIVIDENDS AND DISTRIBUTIONS.
       Whenever the Depositary receives any cash
dividend or other cash distribution on any Deposited
Securities, the Depositary will, if at the time of
receipt thereof any amounts received in a foreign
currency can in the judgment of the Depositary be
converted on a reasonable basis into United States
dollars transferable to the United States, and subject
to the Deposit Agreement, convert such dividend or
distribution into dollars and will distribute the
amount thus received (net of the fees and expenses of
the Depositary as provided in Article 7 hereof and
Section 5.9 of the Deposit Agreement) to the Owners
of Receipts entitled thereto; provided, however, that
in the event that the Company or the Depositary is
required to withhold and does withhold from any
cash dividend or other cash distribution in respect of
any Deposited Securities an amount on account of
taxes, the amount distributed to the Owners of the
Receipts evidencing American Depositary Shares
representing such Deposited Securities shall be
reduced accordingly.
              Subject to the provisions of
Section 4.11 and 5.9 of the Deposit Agreement,
whenever the Depositary receives any distribution
other than a distribution described in Section 4.1, 4.3
or 4.4 of the Deposit Agreement, the Depositary will
cause the securities or property received by it to be
distributed to the Owners entitled thereto, in any
manner that the Depositary may deem equitable and
practicable for accomplishing such distribution;
provided, however, that if in the opinion of the
Depositary such distribution cannot be made
proportionately among the Owners of Receipts
entitled thereto, or if for any other reason the
Depositary deems such distribution not to be feasible,
the Depositary may adopt such method as it may
deem equitable and practicable for the purpose of
effecting such distribution, including, but not limited
to, the public or private sale of the securities or
property thus received, or any part thereof, and the
net proceeds of any such sale (net of the fees and
expenses of the Depositary as provided in Article 7
hereof and Section 5.9 of the Deposit Agreement)
will be distributed by the Depositary to the Owners
of Receipts entitled thereto all in the manner and
subject to the conditions described in Section 4.1 of
the Deposit Agreement.  The Depositary may sell, by
public or private sale, an amount of securities or
other property it would otherwise distribute under
Section 4.02 of the Deposit Agreement that is
sufficient to pay its fees and expenses in respect of
that distribution.
       If any distribution consists of a dividend in,
or free distribution of, Shares, the Depositary may
distribute to the Owners of outstanding Receipts
entitled thereto, additional Receipts evidencing an
aggregate number of American Depositary Shares
representing the amount of Shares received as such
dividend or free distribution subject to the terms and
conditions of the Deposit Agreement with respect to
the deposit of Shares and after deduction or upon
issuance of American Depositary Shares evidenced
by Receipts, including the withholding of any tax or
other governmental charge as provided in Section
4.11 of the Deposit Agreement and the payment of
the fees and expenses of the Depositary as provided
in Article 7 hereof and Section 5.9 of the Deposit
Agreement (and the Depositary may sell, by public
or private sale, an amount of the Shares received
sufficient to pay its fees and expenses in respect of
that distribution).  In lieu of delivering Receipts for
fractional American Depositary Shares in any such
case, the Depositary will sell the amount of Shares
represented by the aggregate of such fractions and
distribute the net proceeds, all in the manner and
subject to the conditions described in Section 4.2 of
the Deposit Agreement.  If additional Receipts are
not so distributed, each American Depositary Share
shall thenceforth also represent the additional Shares
distributed upon the Deposited Securities represented
thereby.
       In the event that the Depositary determines
that any distribution in property (including Shares
and rights to subscribe therefor) is subject to any tax
or other governmental charge which the Depositary
is obligated to withhold, the Depositary may by
public or private sale dispose of all or a portion of
such property (including Shares and rights to
subscribe therefor) in such amounts and in such
manner as the Depositary deems necessary and
practicable to pay any such taxes or charges, and the
Depositary shall distribute the net proceeds of any
such sale after deduction of such taxes or charges to
the Owners of Receipts entitled thereto.
13.	CONVERSION OF FOREIGN
CURRENCY.
       Whenever the Depositary or the Custodian
shall receive foreign currency, by way of dividends
or other distributions or the net proceeds from the
sale of securities, property or rights, and if at the time
of the receipt thereof the foreign currency so received
can in the judgment of the Depositary be converted
on a reasonable basis into Dollars and the resulting
Dollars transferred to the United States, the
Depositary shall convert or cause to be converted, by
sale or in any other manner that it may determine,
such foreign currency into Dollars, and such Dollars
shall be distributed to the Owners entitled thereto or,
if the Depositary shall have distributed any warrants
or other instruments which entitle the holders thereof
to such Dollars, then to the holders of such warrants
and/or instruments upon surrender thereof for
cancellation.  Such distribution may be made upon an
averaged or other practicable basis without regard to
any distinctions among Owners on account of
exchange restrictions, the date of delivery of any
Receipt or otherwise and shall be net of any expenses
of conversion into Dollars incurred by the Depositary
as provided in Section 5.9 of the Deposit Agreement.
       If such conversion or distribution can be
effected only with the approval or license of any
government or agency thereof, the Depositary shall
file such application for approval or license, if any,
as it may deem desirable.
       If at any time the Depositary shall determine
that in its judgment any foreign currency received by
the Depositary or the Custodian is not convertible on
a reasonable basis into Dollars transferable to the
United States, or if any approval or license of any
government or agency thereof which is required for
such conversion is denied or in the opinion of the
Depositary is not obtainable, or if any such approval
or license is not obtained within a reasonable period
as determined by the Depositary, the Depositary may
distribute the foreign currency (or an appropriate
document evidencing the right to receive such
foreign currency) received by the Depositary to, or in
its discretion may hold such foreign currency
uninvested and without liability for interest thereon
for the respective accounts of, the Owners entitled to
receive the same.
       If any such conversion of foreign currency,
in whole or in part, cannot be effected for distribution
to some of the Owners entitled thereto, the
Depositary may in its discretion make such
conversion and distribution in Dollars to the extent
permissible to the Owners entitled thereto and may
distribute the balance of the foreign currency
received by the Depositary to, or hold such balance
uninvested and without liability for interest thereon
for the respective accounts of, the Owners entitled
thereto.
14.	RIGHTS.
       In the event that the Company shall offer or
cause to be offered to the holders of any Deposited
Securities any rights to subscribe for additional
Shares or any rights of any other nature, the
Depositary shall have discretion as to the procedure
to be followed in making such rights available to any
Owners or in disposing of such rights on behalf of
any Owners and making the net proceeds available to
such Owners or, if by the terms of such rights
offering or for any other reason, the Depositary may
not either make such rights available to any Owners
or dispose of such rights and make the net proceeds
available to such Owners, then the Depositary shall
allow the rights to lapse.  If at the time of the offering
of any rights the Depositary determines in its
discretion that it is lawful and feasible to make such
rights available to all or certain Owners but not to
other Owners, the Depositary may distribute to any
Owner to whom it determines the distribution to be
lawful and feasible, in proportion to the number of
American Depositary Shares held by such Owner,
warrants or other instruments therefor in such form
as it deems appropriate.
       In circumstances in which rights would
otherwise not be distributed, if an Owner of Receipts
requests the distribution of warrants or other
instruments in order to exercise the rights allocable to
the American Depositary Shares of such Owner
under the Deposit Agreement, the Depositary will
make such rights available to such Owner upon
written notice from the Company to the Depositary
that (a) the Company has elected in its sole discretion
to permit such rights to be exercised and (b) such
Owner has executed such documents as the Company
has determined in its sole discretion are reasonably
required under applicable law.
       If the Depositary has distributed warrants or
other instruments for rights to all or certain Owners,
then upon instruction from such an Owner pursuant
to such warrants or other instruments to the
Depositary from such Owner to exercise such rights,
upon payment by such Owner to the Depositary for
the account of such Owner of an amount equal to the
purchase price of the Shares to be received upon the
exercise of the rights, and upon payment of the fees
and expenses of the Depositary and any other charges
as set forth in such warrants or other instruments, the
Depositary shall, on behalf of such Owner, exercise
the rights and purchase the Shares, and the Company
shall cause the Shares so purchased to be delivered to
the Depositary on behalf of such Owner.  As agent
for such Owner, the Depositary will cause the Shares
so purchased to be deposited pursuant to Section 2.2
of the Deposit Agreement, and shall, pursuant to
Section 2.3 of the Deposit Agreement, execute and
deliver Receipts to such Owner.  In the case of a
distribution pursuant to the second paragraph of this
Article 13, such Receipts shall be legended in
accordance with applicable U.S. laws, and shall be
subject to the appropriate restrictions on sale,
deposit, cancellation, and transfer under such laws.
       If the Depositary determines in its discretion
that it is not lawful and feasible to make such rights
available to all or certain Owners, it may sell the
rights, warrants or other instruments in proportion to
the number of American Depositary Shares held by
the Owners to whom it has determined it may not
lawfully or feasibly make such rights available, and
allocate the net proceeds of such sales (net of the fees
and expenses of the Depositary as provided in
Section 5.9 of the Deposit Agreement and all taxes
and governmental charges payable in connection
with such rights and subject to the terms and
conditions of the Deposit Agreement) for the account
of such Owners otherwise entitled to such rights,
warrants or other instruments, upon an averaged or
other practical basis without regard to any
distinctions among such Owners because of
exchange restrictions or the date of delivery of any
Receipt or otherwise.
       The Depositary will not offer rights to
Owners unless both the rights and the securities to
which such rights relate are either exempt from
registration under the Securities Act of 1933 with
respect to a distribution to all Owners or are
registered under the provisions of such Act;
provided, that nothing in the Deposit Agreement
shall create, any obligation on the part of the
Company to file a registration statement with respect
to such rights or underlying securities or to endeavor
to have such a registration statement declared
effective.  If an Owner of Receipts requests the
distribution of warrants or other instruments,
notwithstanding that there has been no such
registration under the Securities Act of 1933, the
Depositary shall not effect such distribution unless it
has received an opinion from recognized counsel in
the United States for the Company upon which the
Depositary may rely that such distribution to such
Owner is exempt from such registration.
       The Depositary shall not be responsible for
any failure to determine that it may be lawful or
feasible to make such rights available to Owners in
general or any Owner in particular.
15.	RECORD DATES.
       Whenever any cash dividend or other cash
distribution shall become payable or any distribution
other than cash shall be made, or whenever rights
shall be issued with respect to the Deposited
Securities, or whenever the Depositary shall receive
notice of any meeting of holders of Shares or other
Deposited Securities, or whenever for any reason the
Depositary causes a change in the number of Shares
that are represented by each American Depositary
Share, or whenever the Depositary shall find it
necessary or convenient, the Depositary shall fix a
record date (a) for the determination of the Owners
of Receipts who shall be (i) entitled to receive such
dividend, distribution or rights or the net proceeds of
the sale thereof, (ii) entitled to give instructions for
the exercise of voting rights at any such meeting, or
(iii) responsible for any fee assessed by the
Depositary pursuant to the Deposit Agreement, or
(b) on or after which each American Depositary
Share will represent the changed number of Shares,
subject to the provisions of the Deposit Agreement.
16.	VOTING OF DEPOSITED SECURITIES.
       Upon receipt of notice of any meeting of
holders of Shares or other Deposited Securities, if
requested in writing by the Company, the Depositary
shall, as soon as practicable thereafter, mail to the
Owners of Receipts a notice, the form of which
notice shall be in the sole discretion of the
Depositary, which shall contain (a) such information
as is contained in such notice of meeting received by
the Depositary from the Company, (b) a statement
that the Owners of Receipts as of the close of
business on a specified record date will be entitled,
subject to any applicable provision of law and of the
articles of association of the Company, to instruct the
Depositary as to the exercise of the voting rights, if
any, pertaining to the amount of Shares or other
Deposited Securities represented by their respective
American Depositary Shares and (c) a statement as to
the manner in which such instructions may be given.
Upon the written request of an Owner of a Receipt on
such record date, received on or before the date
established by the Depositary for such purpose, the
Depositary shall endeavor insofar as practicable to
vote or cause to be voted the amount of Shares or
other Deposited Securities represented by such
American Depositary Shares evidenced by such
Receipt in accordance with the instructions set forth
in such request.  The Depositary shall not vote or
attempt to exercise the right to vote that attaches to
the Shares or other Deposited Securities, other than
in accordance with such instructions.
       There can be no assurance that Owners
generally or any Owner in particular will receive the
notice described in the preceding paragraph
sufficiently prior to the instruction date to ensure that
the Depositary will vote the Shares or Deposited
Securities in accordance with the provisions set forth
in the preceding paragraph.
17.	CHANGES AFFECTING DEPOSITED
SECURITIES.
       Upon any change in nominal value, change
in par value, split-up, consolidation, or any other
reclassification of Deposited Securities, or upon any
recapitalization, reorganization, merger or
consolidation, or sale of assets affecting the
Company or to which it is a party, or upon the
redemption or cancellation by the Company of the
Deposited Securities, any securities, cash or property
which shall be received by the Depositary or a
Custodian in exchange for, in conversion of, in lieu
of or in respect of Deposited Securities shall be
treated as new Deposited Securities under the
Deposit Agreement, and American Depositary Shares
shall thenceforth represent, in addition to the existing
Deposited Securities, the right to receive the new
Deposited Securities so received, unless additional
Receipts are delivered pursuant to the following
sentence.  In any such case the Depositary may
execute and deliver additional Receipts as in the case
of a dividend in Shares, or call for the surrender of
outstanding Receipts to be exchanged for new
Receipts specifically describing such new Deposited
Securities.
18.	LIABILITY OF THE COMPANY AND
DEPOSITARY.
       Neither the Depositary nor the Company nor
any of their respective directors, employees, agents
or affiliates shall incur any liability to any Owner or
holder of any Receipt, (i) if by reason of any
provision of any present or future law or regulation
of the United States or any other country, or of any
governmental or regulatory authority, or by reason of
any provision, present or future, of the articles of
association of the Company, or by reason of any
provision of any securities issued or distributed by
the Company, or any offering or distribution thereof,
or by reason of any act of God or war or terrorism or
other circumstances beyond its control, the
Depositary or the Company shall be prevented,
delayed or forbidden from or be subject to any civil
or criminal penalty on account of doing or
performing any act or thing which by the terms of the
Deposit Agreement or Deposited Securities it is
provided shall be done or performed, (ii) by reason of
any non-performance or delay, caused as aforesaid,
in the performance of any act or thing which by the
terms of the Deposit Agreement it is provided shall
or may be done or performed, (iii) by reason of any
exercise of, or failure to exercise, any discretion
provided for in the Deposit Agreement, (iv) for the
inability of any Owner or holder to benefit from any
distribution, offering, right or other benefit which is
made available to holders of Deposited Securities but
is not, under the terms of the Deposit Agreement,
made available to Owners or holders, or (v) for any
special, consequential or punitive damages for any
breach of the terms of the Deposit Agreement.
Where, by the terms of a distribution pursuant to
Section 4.1, 4.2 or 4.3 of the Deposit Agreement, or
an offering or distribution pursuant to Section 4.4 of
the Deposit Agreement, such distribution or offering
may not be made available to Owners of Receipts,
and the Depositary may not dispose of such
distribution or offering on behalf of such Owners and
make the net proceeds available to such Owners, then
the Depositary shall not make such distribution or
offering, and shall allow any rights, if applicable, to
lapse.  Neither the Company nor the Depositary
assumes any obligation or shall be subject to any
liability under the Deposit Agreement to Owners or
holders of Receipts, except that they agree to perform
their obligations specifically set forth in the Deposit
Agreement without negligence or bad faith.  The
Depositary shall not be subject to any liability with
respect to the validity or worth of the Deposited
Securities.  Neither the Depositary nor the Company
shall be under any obligation to appear in, prosecute
or defend any action, suit, or other proceeding in
respect of any Deposited Securities or in respect of
the Receipts, on behalf of any Owner or holder or
other person.  Neither the Depositary nor the
Company shall be liable for any action or nonaction
by it in reliance upon the advice of or information
from legal counsel, accountants, any person
presenting Shares for deposit, any Owner or holder
of a Receipt, or any other person believed by it in
good faith to be competent to give such advice or
information.  The Depositary shall not be responsible
for any failure to carry out any instructions to vote
any of the Deposited Securities, or for the manner in
which any such vote is cast or the effect of any such
vote, provided that any such action or nonaction is in
good faith.  The Depositary shall not be liable for any
acts or omissions made by a successor depositary
whether in connection with a previous act or
omission of the Depositary or in connection with a
matter arising wholly after the removal or resignation
of the Depositary, provided that in connection with
the issue out of which such potential liability arises,
the Depositary performed its obligations without
negligence or bad faith while it acted as Depositary.
The Company agrees to indemnify the Depositary, its
directors, employees, agents and affiliates and any
Custodian against, and hold each of them harmless
from, any liability or expense (including, but not
limited to, the reasonable fees and expenses of
counsel) which may arise out of any registration with
the Commission of Receipts, American Depositary
Shares or Deposited Securities or the offer or sale
thereof in the United States or out of acts performed
or omitted, pursuant to the provisions of or in
connection with the Deposit Agreement and of the
Receipts, as the same may be amended, modified, or
supplemented from time to time, (i) by either the
Depositary or a Custodian or their respective
directors, employees, agents and affiliates, except for
any liability or expense arising out of the negligence
or bad faith of either of them, or (ii) by the Company
or any of its directors, employees, agents and
affiliates.  No disclaimer of liability under the
Securities Act of 1933 is intended by any provision
of the Deposit Agreement.
19.	RESIGNATION AND REMOVAL OF
THE DEPOSITARY; APPOINTMENT OF
SUCCESSOR CUSTODIAN.
       The Depositary may at any time resign as
Depositary under the Deposit Agreement by written
notice of its election so to do delivered to the
Company, such resignation to take effect  upon the
appointment of a successor depositary and its
acceptance of such appointment as provided in the
Deposit Agreement.  The Depositary may at any time
be removed by the Company by 90 days prior written
notice of such removal, to become effective upon the
later of (i) the 90th day after delivery of the notice to
the Depositary and (ii) the appointment of a
successor depositary and its acceptance of such
appointment as provided in the Deposit Agreement.
The Depositary in its discretion may appoint a
substitute or additional custodian or custodians.
20.	AMENDMENT.
       The form of the Receipts and any provisions
of the Deposit Agreement may at any time and from
time to time be amended by agreement between the
Company and the Depositary without the consent of
Owners or holders of Receipts in any respect which
they may deem necessary or desirable.  Any
amendment which shall impose or increase any fees
or charges (other than taxes and other governmental
charges, registration fees and cable, telex or facsimile
transmission costs, delivery costs or other such
expenses), or which shall otherwise prejudice any
substantial existing right of Owners of Receipts,
shall, however, not become effective as to
outstanding Receipts until the expiration of thirty
days after notice of such amendment shall have been
given to the Owners of outstanding Receipts.  Every
Owner of a Receipt at the time any amendment so
becomes effective shall be deemed, by continuing to
hold such Receipt, to consent and agree to such
amendment and to be bound by the Deposit
Agreement as amended thereby.  In no event shall
any amendment impair the right of the Owner of any
Receipt to surrender such Receipt and receive
therefor the Deposited Securities represented thereby
except in order to comply with mandatory provisions
of applicable law.
21.	TERMINATION OF DEPOSIT
AGREEMENT.
       The Depositary at any time at the direction of the Company, shall terminate the Deposit
Agreement by mailing notice of such termination to the Owners of all Receipts then outstanding at least
60 days prior to the date fixed in such notice for such termination. The Depositary may likewise terminate the Deposit Agreement by mailing notice of such termination to the Company and the Owners of all Receipts then outstanding at least 30 days prior to the date of termination, if at any time 90 days shall have expired after the Depositary shall have delivered to the Company a written notice of its election to resign and a successor depositary shall not have been appointed and accepted its appointment as provided in the Deposit Agreement. On and after the date of termination, the Owner of a Receipt will, upon (a) surrender of such Receipt at the Corporate Trust
Office of the Depositary, (b) payment of the fee of the Depositary for the surrender of Receipts referred to in Section 2.5 of the Deposit Agreement, and (c) payment of any applicable taxes or governmental charges, be entitled to delivery, to him or upon his order, of the amount of Deposited Securities represented by the American Depositary Shares evidenced by such Receipt. If any Receipts shall remain outstanding after the date of termination, the Depositary thereafter shall discontinue the registration of transfers of Receipts, shall suspend the distribution of dividends to the Owners thereof, and shall not give any further notices or perform any further acts under the Deposit Agreement, except that the Depositary shall continue to collect dividends and other distributions pertaining to Deposited Securities, shall sell rights and other property as provided in the Deposit Agreement, and shall continue to deliver
Deposited Securities, together with any dividends or other distributions received with respect thereto and the net proceeds of the sale of any rights or other property, in exchange for Receipts surrendered to the Depositary (after deducting, in each case, the fee of the Depositary for the surrender of a Receipt, any expenses for the account of the Owner of such Receipt in accordance with the terms and conditions of the Deposit Agreement, and any applicable taxes or governmental charges). At any time after the expiration of four months from the date of termination, the Depositary may sell the Deposited
Securities then held under the Deposit Agreement and may thereafter hold uninvested the net proceeds of any such sale, together with any other cash then held by it thereunder, unsegregated and without liability for interest, for the pro rata benefit of the Owners of Receipts which have not theretofore been surrendered, such Owners thereupon becoming general creditors of the Depositary with respect to such net proceeds. After making such sale, the Depositary shall be discharged from all obligations under the Deposit Agreement, except to account for such net proceeds and other cash (after deducting, in each case, the fee of the Depositary for the surrender of a Receipt, any expenses for the account of the Owner of such Receipt in accordance with the terms and conditions of the Deposit Agreement, and any applicable taxes or governmental charges). Upon the termination of the Deposit Agreement, the Company shall be discharged from all obligations under the Deposit Agreement except for its obligations to the Depositary with respect to indemnification, charges, and expenses.


22.	COMPLIANCE WITH U.S. SECURITIES
LAWS.
       Notwithstanding anything in the Deposit
Agreement or this Receipt to the contrary, the
Company and the Depositary each agrees that it will
not exercise any rights it has under the Deposit
Agreement to permit the withdrawal or delivery of
Deposited Securities in a manner which would
violate the U.S. securities laws, including, but not
limited to, Section I.A.(1) of the General Instructions
to the Form F-6 Registration Statement, as amended
from time to time, under the Securities Act.
23.	SUBMISSION TO JURISDICTION.
       In the Deposit Agreement, the Company has
(i) consented and submitted to the jurisdiction of any state or federal court in the State of New York in which in any suit or proceeding arising out of or relating to the Shares or Deposited Securities, the American Depositary Shares, the Receipts or the
Deposit Agreement may be instituted and (ii) waived personal service of process upon it and consented that any such service of process may be made by certified or registered mail, return receipt requested, directed to the Issuer at its address last specified for notices under the Deposit Agreement, and service so made shall be deemed completed five (5) days after the same shall have been so mailed.






- 19 -
EMM-Form of Receipt